Exhibit 25.1

Statement of Eligibility of Trustee on Form T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable

94-1347393

(Jurisdiction of incorporation or

(I.R.S. Employer

organization if not a U.S. national

Identification No.)

bank)

420 Montgomery Street

San Francisco, CA

94163

 (Address of principal executive offices)

(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-172

Sixth and Marquette, 17th Floor

Minneapolis, MN  55479

 (agent for services)
_____________________________

Questar Market Resources, Inc.

(Exact name of obligor as specified in its charter)

Utah

87-0155877

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

180 East 100 South

P.O. Box 45601

84145-0601

Salt Lake City, Utah

(Address of principal executive offices)

(Zip code)

_____________________________

DEBT SECURITIES ISSUED UNDER INDENTURE DATED AS OF MARCH 1, 2001

(Title of the indenture securities)

Item 1.

General Information.  Furnish the following information as to the trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington, D.C.  20230

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

San Francisco, CA  94120

(b)

Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.

Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.

Not applicable.

Item 16.  List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.

A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.

A copy of the authorization of the trustee to exercise corporate trust powers.  A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.

Copy of By-laws of the trustee as now in effect. *

Exhibit 5.

Not applicable.

Exhibit 6.

The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.

Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.

Not applicable.

Exhibit 9.

Not applicable.

*

Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Salt Lake City and State of Utah on the sixth day of March , 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Carl J. Mathis

Name:

Carl J. Mathis

Title:

Vice President

Exhibit 6

March 6, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Carl J. Mathis

Carl J. Mathis

Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

        Dollar Amounts

In Millions

        ______________

ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin

$ 13,030

Interest-bearing balances

     1,428

Securities:

Held-to-maturity securities

            0

Available-for-sale securities

   65,310

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold in domestic offices

     6,864

Securities purchased under agreements to resell

     1,160

Loans and lease financing receivables:

Loans and leases held for sale

   21,153

Loans and leases, net of unearned income

            263,595

LESS: Allowance for loan and lease losses

  2,526

Loans and leases, net of unearned income and allowance

 261,069

Trading Assets

     4,809

Premises and fixed assets (including capitalized leases)

     4,197

Other real estate owned

        754

Investments in unconsolidated subsidiaries and associated companies

        402

Intangible assets

Goodwill

     9,231

Other intangible assets

   19,954

Other assets

   19,363

      ___________

Total assets

              $428,724

LIABILITIES

Deposits:

In domestic offices

              $263,665

Noninterest-bearing

70,876

Interest-bearing

             192,789

In foreign offices, Edge and Agreement subsidiaries, and IBFs

                  48,659

Noninterest-bearing

         6

Interest-bearing

               48,653

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased in domestic offices

                    10,136

Securities sold under agreements to repurchase

       6,375

        Dollar Amounts

In Millions

      _______________

Trading liabilities

     2,695

Other borrowed money

(includes mortgage indebtedness and obligations under capitalized leases)

   27,804

Subordinated notes and debentures

   10,140

Other liabilities

   20,533

_______

Total liabilities

              $390,007

Minority interest in consolidated subsidiaries

          62

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                                                                                0

Common stock

        520

Surplus (exclude all surplus related to preferred stock)

   24,751

Retained earnings

   13,469

Accumulated other comprehensive income

        (85)

Other equity capital components

            0

________

Total equity capital

    38,655

________

Total liabilities, minority interest, and equity capital

               $428,724

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

      Howard I. Atkins

        EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Michael Loughlin

John Stumpf

Directors

Dave Hoyt